UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2010 (February 9, 2010)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation) Identification No.)	(Commission File Number)	(I.R.S. Employer
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     On February 9, 2010, Corrections Corporation of America, a Maryland corporation (the “Company”), issued a press release announcing its 2009 fourth quarter and year end financial results. A copy of the release is furnished as a part of this Current Report as Exhibit 99.1 and is incorporated herein in its entirety by this reference. The release contains certain financial information calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles, or GAAP, which the Company believes is useful to investors and other interested parties. The Company has included information concerning this non-GAAP information in the release, including a reconciliation of such information to the most comparable GAAP measures, the reasons why the Company believes such information is useful, and the Company’s use of such information for additional purposes.
     The information furnished pursuant to this Item 2.02 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and Section 11 of the Securities Act of 1933, as amended, or otherwise subject to the liabilities of those sections. This Current Report will not be deemed an admission by the Company as to the materiality of any information in this report that is required to be disclosed solely by Item 2.02. The Company does not undertake a duty to update the information in this Current Report and cautions that the information included in this Current Report is current only as of February 9, 2010 and may change thereafter.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On February 9, 2010, Mr. Lucius E. Burch, III notified the Company that he has decided not to stand for re-election to the Board of Directors and to retire from service effective February 10, 2010. Mr. Burch, age 68, has served as a director and member of the Audit and Executive Committees of the Company’s Board since December 2000.

Item 9.01	Financial Statements and Exhibits
     (d) The following exhibit is furnished as part of this Current Report:

Exhibit 99.1	— Press Release dated February 9, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 10, 2010	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated February 9, 2010